EXHIBIT 3

                     JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) promulgated under the Securities and Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Neuromedical Systems, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date:    July 10, 1996

                           THE GOLDMAN SACHS GROUP, L.P.

                           By: /s/ Richard A. Friedman
                               ------------------------
                           Name:     Richard A. Friedman
                           Title:    General Partner


                           GOLDMAN, SACHS & CO.

                           By: /s/ Richard A. Friedman
                               ------------------------
                           Name:     Richard A. Friedman
                           Title:    General Partner


                           GS CAPITAL PARTNERS, L.P.
                           By:  GS Advisors, L.P.
                           By:  GS Advisors, Inc.

                           By: /s/ Richard A. Friedman
                               ------------------------
                           Name:     Richard A. Friedman
                           Title:    President


                           GS ADVISORS, L.P.
                           By:  GS Advisors, Inc.

                           By: /s/ Richard A. Friedman
                               ------------------------
                           Name:     Richard A. Friedman
                           Title:    President